Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

NATIONAL HOLDINGS CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National Holdings Corporation (the “Company”) on Form 10-K for fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn C. Worman, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenn C. Worman

Glenn C. Worman

Chief Financial Officer (Principal Financial Officer)

December 29, 2020